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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our reports dated February 7, 2001, except as to Note 21 for which the date is March 20, 2001, relating to the financial statements and financial statement schedule, which appear in Prentiss Properties Trust's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas
June 7, 2001